UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. ___)

Filed by the Registrant    ☑
Filed by a Party other than the Registrant    ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-11(c) or § 240.14a-12

LaCrosse Footwear, Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☑	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

5)	Total Fee Paid

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS
PROPOSAL 1 — ELECTION OF DIRECTORS
BOARD OF DIRECTORS
REPORT OF THE AUDIT COMMITTEE
PRINCIPAL SHAREHOLDERS
EXECUTIVE COMPENSATION
PERFORMANCE INFORMATION
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
PROPOSAL 2 — AMEND THE LACROSSE FOOTWEAR, INC. 2001 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN
PROPOSAL 3 — AMEND THE LACROSSE FOOTWEAR, INC. 2001 STOCK INCENTIVE PLAN
MISCELLANEOUS
APPENDIX A
Appendix B

LaCrosse Footwear, Inc.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held May 3, 2005

To: The Shareholders of LaCrosse Footwear, Inc.:

     NOTICE IS HEREBY GIVEN that the annual meeting of shareholders of LaCrosse Footwear, Inc. will be held on Tuesday, May 3, 2005, at 11:00 A.M., Pacific Time, at LaCrosse Footwear, Inc., 18550 NE Riverside Parkway, Portland, Oregon, for the following purposes:

     1. To elect two directors to hold office until the 2008 annual meeting of shareholders and until their successors are duly elected and qualified.

     2. To consider and act upon a proposal to amend the LaCrosse Footwear, Inc. 2001 Non-Employee Director Stock Option Plan to include an additional 50,000 shares.

     3. To consider and act upon a proposal to amend the LaCrosse Footwear, Inc. 2001 Stock Incentive Plan to include an additional 300,000 shares.

     4. To consider and act upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

     The close of business on March 2, 2005, has been fixed as the record date for the determination of shareholders entitled to notice of, and to vote at, the meeting and any adjournment or postponement thereof.

     A proxy for the meeting and a proxy statement are enclosed herewith.

By Order of the Board of Directors LACROSSE FOOTWEAR, INC.

David P. Carlson Secretary

Portland, Oregon April 1, 2005

YOUR VOTE IS IMPORTANT NO MATTER HOW LARGE OR SMALL YOUR HOLDINGS MAY BE. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, WE URGE YOU TO VOTE AND SUBMIT YOUR PROXY AS PROMPTLY AS POSSIBLE TO ENSURE THE PRESENCE OF A QUORUM. TO ASSURE YOUR REPRESENTATION AT THE MEETING, PLEASE SIGN AND DATE THE ENCLOSED PROXY EXACTLY AS YOUR NAME APPEARS THEREON AND RETURN IMMEDIATELY.

LaCrosse Footwear, Inc.
18550 NE Riverside Parkway
Portland, Oregon 97230

PROXY STATEMENT
FOR
ANNUAL MEETING OF SHAREHOLDERS

To Be Held May 3, 2005

     This proxy statement is being furnished to shareholders by the Board of Directors (the “Board”) of LaCrosse Footwear, Inc. (the “Company”) beginning on or about April 5, 2005, in connection with a solicitation of proxies by the Board for use at the annual meeting of shareholders to be held on Tuesday, May 3, 2005, at 11:00 A.M., Pacific Time, at LaCrosse Footwear, Inc., 18550 NE Riverside, Parkway, Portland, Oregon and all adjournments or postponements thereof (the “Annual Meeting”) for the purposes set forth in the attached Notice of Annual Meeting of Shareholders.

     Execution of a proxy given in response to this solicitation will not affect a shareholder’s right to attend the Annual Meeting and to vote in person. Presence at the Annual Meeting of a shareholder who has signed a proxy does not in itself revoke a proxy. Any shareholder giving a proxy may revoke it at any time before it is exercised by giving notice thereof to the Company in writing or in open meeting.

     A proxy, in the enclosed form, which is properly executed, duly returned to the Company and not revoked will be voted in accordance with the instructions contained therein. The shares represented by executed but unmarked proxies will be voted: (1) FOR the two persons nominated for election as directors referred to herein, (2) FOR amending the LaCrosse Footwear, Inc. 2001 Non-Employee Director Stock Option Plan (the “Director Plan”) to include an additional 50,000 shares, (3) FOR amending the LaCrosse Footwear, Inc. 2001 Stock Incentive Plan (the “2001 Incentive Plan”) to include an additional 300,000 shares, and (4) in accordance with the best judgment of the named proxies on any other business or matters that may properly come before the Annual Meeting. Other than the election of directors and the proposed amendments to the Director Plan and the Stock Incentive Plan, the Board has no knowledge of any matters to be presented for action by the shareholders at the Annual Meeting.

     Only holders of record of the Company’s common stock (the “Common Stock”) at the close of business on March 2, 2005, are entitled to vote at the Annual Meeting. On that date, there were 5,934,280 shares of Common Stock outstanding and entitled to vote. Holders of shares of Common Stock are entitled to cast one vote per share on all matters at the Annual Meeting.

     The presence, in person or by proxy, of a majority of the outstanding shares of Common Stock entitled to vote shall constitute a quorum for the transaction of business at the Annual Meeting. Abstentions and “broker non-votes” (shares held by a broker or nominee that does not have the authority, either express or discretionary, to vote on a particular matter and has not received voting instructions from the beneficial owner with respect to the particular matter) will be counted as shares present for the purpose of determining whether a quorum is present, but will not be counted for or against any proposal including the election of directors. If a quorum is present, (i) directors will be elected by a plurality of the votes cast at the Annual Meeting, (ii) the proposals to amend the Director Plan and the 2001 Incentive Plan will be approved if the number of votes cast in favor of the proposed amendments exceeds the number of votes cast opposing the proposed amendments, and (iii) approval of all other matters that properly come before the meeting requires that the votes cast in favor of such proposals exceed the votes cast against such proposals.

PROPOSAL 1 — ELECTION OF DIRECTORS

     The Company’s By-Laws provide that the directors shall be divided into three classes, with staggered terms of three years each. At the Annual Meeting, the shareholders will elect two directors to hold office until the 2008 annual meeting of shareholders and until their successors are duly elected and qualified. Unless shareholders otherwise specify, the shares represented by the proxies received will be voted in favor of the election of the two persons named as nominees herein. The Board has no reason to believe that any of the listed nominees will be unable or unwilling to serve as a director if elected. However, in the event that any nominee should be unable to serve or will not serve, the shares represented by proxies received will be voted for another nominee selected by the Board. Directors will be elected by a plurality of the votes cast at the Annual Meeting (assuming a quorum is present). Consequently, any shares not voted at the Annual Meeting, whether due to abstentions, broker non-votes or otherwise, will have no impact on the election of directors. Votes will be tabulated by an inspector of election appointed by the Board.

     The following sets forth certain information, as of March 2, 2005, about the Board’s nominees for election at the Annual Meeting and each director of the Company whose term will continue after the Annual Meeting.

Nominees for Election at the Annual Meeting

Terms expiring at the 2008 Annual Meeting

     Richard A. Rosenthal, 72, has served as Chairman of the Board of the Company since March 2005 and as a director of the Company since June 1990. Prior to his appointment as Chairman, Mr. Rosenthal served as Vice Chairman of the Board beginning in May 2000. Mr. Rosenthal was the Chief Executive Officer of Saint Joseph Bank Corporation from 1962 until 1986. Mr. Rosenthal was the Director of Athletics at the University of Notre Dame from 1987 until August 1, 1995. Mr. Rosenthal is a director of Advanced Drainage Systems, Inc. and Toefco Engineering, Inc., and is a member of the advisory board of CID Investment Partners and RFE Investment Partners.

     Stephen F. Loughlin, 54, has served as a director of the Company since November 2002. Mr. Loughlin is the Vice President of Finance for FEI Company, a manufacturer of production and analytical equipment for the semiconductor and data storage industries. Mr. Loughlin served as the acting Chief Financial Officer of FEI Company from 2001 to 2004. From 1999 until 2001, he served as the Chief Financial Officer of RadiSys Corporation, a provider of advanced embedded solutions for the commercial, enterprise, and service provider systems markets.

THE BOARD RECOMMENDS THE FOREGOING NOMINEES FOR ELECTION AS DIRECTORS AND URGES EACH SHAREHOLDER TO VOTE “FOR” ALL NOMINEES. SHARES OF COMMON STOCK REPRESENTED BY EXECUTED BUT UNMARKED PROXIES WILL BE VOTED “FOR” ALL NOMINEES.

Directors Continuing in Office

Terms expiring at the 2006 Annual Meeting

     Luke E. Sims, 55, has served as a director of the Company since December 1985. Mr. Sims has been a partner in the law firm of Foley & Lardner LLP, Milwaukee, Wisconsin since 1984 and has been an attorney with such firm since 1976. Foley & Lardner LLP acted as general counsel for the Company from 1982 through 2004. Mr. Sims is a director of NAIC Growth Fund, Inc. and Wilson-Hurd Mfg. Co., and is a member of the President’s Council (advisory board) at Notre Dame Middle School, Inc.

     John D. Whitcombe, 49, has served as a director of the Company since March 1998. Mr. Whitcombe has been a partner in the law firm of Greenberg, Fields & Whitcombe, Torrance, California, since November 1994. From 1992 until November 1994 he was a partner in the law firm of Whitcombe, Makin & Pentis. Mr. Whitcombe is a director of the Oarsmen Foundation and Little Company of Mary Hospital. Mr. Whitcombe is also a director and Treasurer for both GLS Building Corp and for Schuler Investment Corp.

Terms expiring at the 2007 Annual Meeting

     Joseph P. Schneider, 45, has served as a director of the Company since March 1999 and as President and Chief Executive Officer since August 2000. Prior thereto, Mr. Schneider served as Executive Vice President-Danner of the Company since May 1999; as President and Chief Executive Officer of Danner, Inc. (“Danner”), a subsidiary of the Company, since October 1998; as Vice President of the Company since June 1996; as President and Chief Operating Officer of Danner since December 1997; as Executive Vice President and Chief Operating Officer of Danner since June 1996 and as Vice President–Retail Sales of the Company from January 1993 until June 1996. From 1985, when he joined the Company, until January 1993, Mr. Schneider held various sales management positions.

     Charles W. (Wally) Smith, 57, has served as a director of the Company since May 2004. Mr. Smith served as President and CEO of Recreational Equipment, Inc. (“REI”), a national retailer of outdoor gear and clothing, for 17 years before retiring in February 2000. During his 35-year tenure with REI, Mr. Smith served in a variety of sales, operations and management positions including Senior Vice President Operations, Vice President Retail, and distribution manager. He was elected to the National Sporting Goods Association’s Sporting Goods Industry Hall of Fame in 2001, and was co-founder and first President of Outdoor Industry Conservation Alliance. Mr. Smith is a director of Lanoga Corp.

     No directors or executive officers are related to one another.

BOARD OF DIRECTORS

Independent Directors

     Of the six directors currently serving on the Board of Directors, the Board has determined that Messrs. Loughlin, Rosenthal, Smith and Whitcombe are “independent directors” as defined in the listing standards of the Nasdaq National Market. The Board has also determined that Messrs. Rosenthal, Loughlin and Whitcombe meet the additional independence standards applicable for audit committee members.

Committees

     The Board has standing Audit, Compensation, and Nominating and Governance Committees. The Board has adopted, and may amend from time to time, a written charter for each of the Audit, Compensation, and Nominating and Governance Committees. The Company makes available on its website at www.lacrossefootwearinc.com, free of charge, current copies of each of these charters. The Company is not including the information contained on or available through its website as a part of, or incorporating such information by reference into, this Proxy Statement.

     The Audit Committee presently consists of Messrs. Rosenthal (Chairman), Loughlin and Whitcombe. The Board has determined that Mr. Loughlin qualifies as an “audit committee financial expert,” as defined by the Securities and Exchange Commission. The principal functions performed by the Audit Committee are to assist the Board in monitoring the integrity of the Company’s financial statements, the qualifications, independence and performance of the Company’s independent auditors, the performance of the Company’s internal audit function, and the Company’s compliance with legal and regulatory requirements. The Audit Committee has the sole authority to appoint, retain, compensate and terminate the Company’s independent auditors and to approve the compensation paid to the independent auditors. The Audit Committee held six meetings in 2004.

     The Compensation Committee presently consists of Messrs. Loughlin (Chairman), Rosenthal and Smith. The principal function of the Compensation Committee is to review and recommend to the Board the compensation structure for the Company’s directors, officers and other managerial personnel, including salary rates, participation in incentive compensation and benefit plans, fringe benefits, non-cash perquisites and other forms of compensation. The Compensation Committee also administers the Company’s 1993 Employee Stock Incentive Plan (the “1993 Plan”), 1997 Employee Stock Incentive Plan (the “1997 Plan”) and 2001 Stock Incentive Plan (the “2001 Plan,” and together with the 1993 Plan and 1997 Plan, the “Plans”). The Compensation Committee held three meetings in 2004 and took action pursuant to three unanimous written consents.

     The Board established the Nominating and Governance Committee in 2004. Messrs. Smith (Chairman), Loughlin and Whitcombe are the current members of the Nominating and Governance Committee. The principal functions performed by the Nominating and Governance Committee are: identifying individuals qualified to become directors and recommending to the Board candidates for all directorships to be filled by the Board of Directors or by the shareholders of the Company, identifying directors qualified to serve on the committees established by the Board and recommending to the Board members for each committee to be filled by the Board, and developing and recommending to the Board a set of corporate governance principles applicable to the Company. The Nominating and Governance Committee held two meetings in 2004.

Nominations of Directors

     The Nominating and Governance Committee will consider persons recommended by shareholders to become nominees for election as directors. Recommendations for consideration by the Nominating and Governance Committee should be sent to the Secretary of the Company in writing together with appropriate biographical information concerning each proposed nominee.

     In identifying and evaluating nominees for director, the Nominating and Governance Committee seeks to ensure that the Board possesses, in the aggregate, the strategic, managerial and financial skills and experience necessary to fulfill its duties and to achieve its objectives, and seeks to ensure that the Board is comprised of directors who have broad and diverse backgrounds and possess knowledge in areas that are of importance to the Company. The Nominating and Governance Committee evaluates each nominee on a case-by-case basis regardless of who recommended the nominee. In assessing the qualifications of each candidate to determine if his or her election would further the goals described above, the Nominating and Governance Committee takes into account all factors it considers appropriate, which may include strength of character, mature judgment, career specialization, relevant technical skills or financial acumen, diversity of viewpoint and industry knowledge. However, the Board believes that, to be recommended as a director nominee, each candidate must:

•	display the highest personal and professional ethics, integrity and values;

•	have the ability to exercise sound business judgment;

•	must be highly accomplished in his or her respective field, with superior credentials and recognition and broad experience at the administrative and/or policy-making level in business, government, education, technology or public interest;

•	have relevant expertise and experience, and be able to offer advice and guidance to the Chief Executive Officer based on that expertise and experience;

•	be independent of any particular constituency, be able to represent all shareholders of the Company and be committed to enhancing long-term shareholder value; and

•	have sufficient time available to devote to activities of the Board and to enhance his or her knowledge of the Company’s business.

     The Board also believes at least one director should have the requisite experience and expertise to be designated as an “audit committee financial expert” as defined by applicable rules of the Securities and Exchange Commission.

Communications with the Board of Directors

     Shareholders may communicate with the Board of Directors by writing to the Secretary of the Company at LaCrosse Footwear, Inc., c/o the Board of Directors (or, at the shareholder’s option, c/o a specific director), 18550 NE Riverside Parkway, Portland, Oregon 97230. The Secretary will ensure that this communication (assuming it is properly marked c/o the Board of Directors or c/o a specific director) is delivered to the Board of Directors or the specified director, as the case may be.

Meeting and Attendance

     The Board of Directors held five meetings in 2004 and took action pursuant to one written unanimous consent. Each director attended at least 75% of the aggregate of (a) the total number of meetings of the Board held in 2004 and (b) the total number of meetings held by all committees of the Board on which the director served during the period.

     Directors are expected to attend the Company’s annual meeting of shareholders each year. All of the current directors serving on the Board at the time of the Company’s 2004 annual meeting of shareholders attended that meeting.

Director Compensation

     Directors who are executive officers of the Company receive no compensation for service as members of either the Board or any committees thereof. In 2004, directors who were not executive officers of the Company received an annual retainer of $20,000 and $1,500 for each committee meeting attended, payable quarterly. For 2005, directors who are not executive officers of the Company will receive an annual retainer of $20,000, an annual fee of $6,000 for each committee, and an annual fee of $2,000 for serving as chairman of a committee, all payable quarterly. Each director will also receive an annual allowance of $750 to purchase Company merchandise.

     On January 1, 2005, Messrs. Loughlin, Rosenthal, Sims, Smith and Whitcombe were each automatically granted an option to purchase 5,000 shares of the Company’s Common Stock pursuant to the Company’s Director Plan, which options become exercisable in 20% increments over a five-year period from the date of grant.

REPORT OF THE AUDIT COMMITTEE

     The Audit Committee of the Board is composed of three directors, each of whom is independent as defined in Rule 4200(a)(15) of the listing standards of the National Association of Securities Dealers, Inc. The Audit Committee is responsible for providing independent, objective oversight of the Company’s accounting functions and internal controls.

     The Company’s management (“management”) is responsible for the Company’s internal controls and the financial reporting process, including the system of internal controls. The Company’s independent auditors are responsible for expressing an opinion on the conformity of the Company’s audited consolidated financial statements with accounting principles generally accepted in the United States of America. The Audit Committee has reviewed and discussed the audited consolidated financial statements with management and the independent auditors. The Audit Committee has discussed with the independent auditors those matters required to be discussed by Statement on Auditing Standards (“SAS”) No. 61 (Communication With Audit Committees), as amended by SAS 89 and SAS 90.

     The Company’s independent auditors have provided to the Audit Committee the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with the independent auditors their independence. The Committee considered whether the independent auditors provision of non-audit services is compatible with maintaining the independent auditors’ independence.

     The Audit Committee discussed with the Company’s independent auditors the overall scope and plans for the audit. The Audit Committee meets with the independent auditors, with and without management present, to discuss the results of their examinations, the evaluation of the Company’s internal controls and overall quality of the Company’s financial reporting.

     Based on the Audit Committee’s reviews and discussions with management and the independent auditors referred to above, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2004, for filing with the Securities and Exchange Commission.

     This report shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, and shall not be deemed filed under such Acts.

LACROSSE FOOTWEAR, INC.
AUDIT COMMITTEE

Richard A. Rosenthal, Chairman
Stephen F. Loughlin
John D. Whitcombe

PRINCIPAL SHAREHOLDERS

     The following table sets forth certain information regarding the beneficial ownership of Common Stock as of March 2, 2005, by: (i) each director and nominee; (ii) each of the executive officers named in the Summary Compensation Table set forth below; (iii) all of the directors, nominees and executive officers (including the executive officers named in the Summary Compensation Table) as a group; and (iv) each person or other entity known by the Company to own beneficially more than 5% of the Common Stock. Except as otherwise indicated in the footnotes, each of the holders listed below has sole voting and investment power over the shares beneficially owned.

	Shares of		Percent of
	Common Stock		Common Stock
Name of Beneficial Owner	Beneficially Owned(1)		Beneficially Owned
Virginia F. Schneider	1,204,633	(2)	20.3%
George W. and Virginia F. Schneider Trust U/A	1,155,634	(2)	19.5%
U.S. Bancorp and U.S. Bank, National Association	419,920	(3)	7.1%
Joseph P. Schneider	284,814		4.8%
Luke E. Sims	66,400	(4)	1.1%
Richard A. Rosenthal	40,500		*
David P. Carlson	40,251		*
John D. Whitcombe	17,762		*
Stephen F. Loughlin	2,800		*
Charles W. Smith	30,000		*
All directors, nominees and executive officers as a group (7 persons)	482,527		8.1%

*	Denotes less than 1%.

(1)	Includes the following shares subject to stock options which are exercisable within 60 days of March 2, 2005: Joseph P. Schneider, 71,010 shares; Luke E. Sims, 6,000 shares; Richard A. Rosenthal, 17,000 shares; John D. Whitcombe, 6,000 shares; David P. Carlson, 37,251 shares; and Stephen F. Loughlin, 1,800 shares; and all directors, nominees and executive officers as a group, 139,061 shares.

(2)	Shares of Common Stock reported as beneficially owned by Virginia F. Schneider include (a) 1,155,634 shares which are deposited in the George W. and Virginia F. Schneider Trust U/A dated September 1, 1987 over which Mrs. Schneider, as trustee, has voting and investment power and (b) 48,999 shares which are held by a charitable foundation in which Mrs. Schneider is trustee (Mrs. Schneider disclaims beneficial ownership of these 48,999 shares). The address of Virginia F. Schneider is 18550 NE Riverside Parkway, Portland, Oregon 97230. The address of the George W. and Virginia F. Schneider Trust U/A dated September 1, 1987 is P.O. Box 71, Redondo Beach, California 90277.
(3)	The information is based on Amendment Number 7 to a report on Schedule 13G, dated January 31, 2005, filed by U.S. Bancorp and its subsidiary, U.S. Bank, National Association, with the Securities and Exchange Commission. U.S. Bank, National Association reported beneficial ownership of only 391,840 shares, or 6.6%. The address of U.S. Bancorp and U.S. Bank, National Association is 800 Nicollet Mall, Minneapolis, Minnesota 55402.

(4)	Includes 18,000 shares held for the benefit of Mr. Sims’ three children.

EXECUTIVE COMPENSATION

Executive Officers of the Registrant

     The following table sets forth certain information, as of April 1, 2005, regarding the executive officers of the Company.

Name	Age	Position
Richard A. Rosenthal	72	Chairman of the Board and Director
Joseph P. Schneider	45	President, Chief Executive Officer and Director
David P. Carlson	49	Executive Vice President and Chief Financial Officer

     Richard A. Rosenthal has served as Chairman of the Board of the Company since March 2005 and as a director of the Company since June 1990. Prior to being appointed Chairman, Mr. Rosenthal served as Vice Chairman of the Board beginning in May 2000. Mr. Rosenthal was the Chief Executive Officer of Saint Joseph Bank Corporation from 1962 until 1986. Mr. Rosenthal was the Director of Athletics at the University of Notre Dame from 1987 until August 1, 1995. Mr. Rosenthal is a director of Advanced Drainage Systems, Inc. and Toefco Engineering, Inc., and is a member of the advisory board of CID Investment Partners and RFE Investment Partners.

     Joseph P. Schneider has served as a director of the Company since March 1999 and as President and Chief Executive Officer since August 2000. Prior thereto, Mr. Schneider served as Executive Vice President-Danner of the Company since May 1999, as President and Chief Executive Officer of Danner since October 1998, as Vice President of the Company since June 1996, as President and Chief Operating Officer of Danner since December 1997, as Executive Vice President and Chief Operating Officer of Danner since June 1996 and as Vice President — Retail Sales of the Company from January 1993 until June 1996. From 1985, when he joined the Company, until January 1993, Mr. Schneider held various sales management positions.

     David P. Carlson was named Executive Vice President in August 2001 and Chief Financial Officer of the Company in April 2002. Mr. Carlson has also served as President and Chief Operating Officer of Danner from August 2000 to August 2001. Prior thereto, he served as Vice President-Finance and Chief Financial Officer of Danner from March 1998, when he joined Danner, until August 2000. Prior to joining Danner, Mr. Carlson was the Vice President-Finance of The Palace Inc., an Internet software company, from 1996 to 1998. Prior thereto, he was the Vice President-Controller of Cadre Technologies Inc., a global provider of software development tools, from 1983 to 1996.

     No directors or executive officers are related to each other. Each of the executive officers were elected to serve until the first meeting of the Board of Directors held after the annual meeting of the shareholders and until their respective successors are elected.

Summary Compensation Information

     The following table sets forth certain information concerning the compensation earned in each of the last three fiscal years by the Company’s Chief Executive Officer and each of the Company’s other most highly compensated executive officers whose total cash compensation exceeded $100,000 in the fiscal year ended December 31, 2004. The persons named in the table are sometimes referred to herein as the “named executive officers.”

Summary Compensation Table

					Long-Term Compensation
		Annual Compensation			Awards	Payouts
				Other	Securities	Long-Term
				Annual	Underlying	Incentive
Name and				Compensa-	Stock	Compensation	All Other
Principal Position	Year	Salary($)	Bonus($)	tion ($)(1)	Options(#)	Payouts($)	Compensation($)
George W. Schneider	2004	$29,477	$—	$—	—	$—	$26,247	(2)
Chairman of the Board(5)	2003	13,000	15,000	—	—	—	6,743
	2002	13,000	—	—	—	—	6,723

Joseph P. Schneider	2004	338,754	347,049		40,000	—	11,242	(3)
President and Chief	2003	256,923	150,058	—	30,000	—	7,237
Executive Officer	2002	259,000	—	—	23,350	—	7,504

David P. Carlson
Executive Vice President	2004	234,842	158,916	—	30,000	—	6,664	(4)
and Chief Financial	2003	180,192	77,411	—	20,000	—	6,428
Officer	2002	151,538	—	—	15,000	—	5,246

(1)	Certain personal benefits provided by the Company and its subsidiary to the named executive officers are not included in the table. The aggregate amount of such personal benefits for each named executive officer in each year reflected in the table did not exceed the lesser of $50,000 or 10% of the sum of such executive officer’s salary and bonus in each respective year.

(2)	Includes $6,628 for term life insurance premiums, $11,216 for prescriptions and health insurance, $6,624 for personal legal expenses paid by the Company, and a $1,779 matching contribution under the Company’s 401(k) Plan.

(3)	Includes $3,025 for 2004 Company discretionary profit sharing contribution under the Company’s 401(k) Plan, $3,757 for term life insurance premiums, $360 for personal tax preparation fees, and a $4,100 matching contribution under the Company’s 401(k) Plan.

(4)	Includes $1,804 for 2004 Company discretionary profit sharing contribution under the Company’s 401(k) Plan, $2,575 for term life insurance premiums, and a $2,285 matching contribution under the Company’s 401(k) Plan.

(5)	Mr. Schneider served as the Company’s Chairman until his death in March 2005. Richard A. Rosenthal was appointed to succeed Mr. Schneider as Chairman.

Stock Options

     The Company has in effect the 1997 Plan and the 2001 Plan pursuant to which options to purchase Common Stock may be granted to officers and other key employees of the Company and its subsidiaries. The following table presents certain information as to grants of stock options made during 2004 to Joseph P. Schneider and David P. Carlson. No options were granted to George W. Schneider in 2004.

Option Grants in 2004 Fiscal Year

Potential Realizable Value
at Assumed Annual Rates
of Stock Price Appreciation
	Individual Grants					for Option Term (1)
	Number of		Percent of
	Securities		Total Options			At 0%	At 5%	At 10%
	Underlying		Granted to	Exercise or		Annual	Annual	Annual
	Options		Employees in	Base Price	Expiration	Growth	Growth	Growth
Name	Granted(#)		Fiscal Year	($/Share)	Date	Rate	Rate	Rate
Joseph P. Schneider	40,000	(2)	16.0%	$7.70	01/02/2014	0	$193,670	$490,873
David P. Carlson	30,000	(2)	12.0%	$7.70	01/02/2014	0	$145,275	$368,155

(1)	This presentation is intended to disclose the potential value which would accrue to the optionee if the option were exercised the day before it would expire and if the per share value had appreciated at the compounded annual rate indicated in each column. The assumed rates of appreciation of 5% and 10% are prescribed by the rules of the Securities and Exchange Commission regarding disclosure of executive compensation. The assumed annual rates of appreciation are not intended to forecast possible future appreciation, if any, with respect to the price of the Common Stock.

(2)	The options (which are nonstatutory options for purposes of the Internal Revenue Code) were granted on January 2, 2004, and became or will become exercisable in 20% increments on the anniversary of the date of grant in January 2005, 2006, 2007, 2008 and 2009.

     The following table sets forth information regarding the fiscal year-end value of unexercised options held by the named executive officers. There were no stock options exercised by named executive officers during 2004.

2004 Fiscal Year-End Option Values

	Number of Securities		Value of Unexercised In-the-
	Underlying Unexercised		Money Options at Fiscal
	Options at Fiscal Year-End(#)		Year-End ($)(1)
Name	Exercisable	Unexercisable	Exercisable	Unexercisable
Joseph P. Schneider	48,840	89,010	$271,784	$506,234
David P. Carlson	22,439	58,374	133,803	315,504

(1)	The dollar values are calculated by determining the difference between the fair market value of the underlying Common Stock and the exercise price of the options at exercise or fiscal year-end, respectively.

Pension Plan

     The LaCrosse Footwear, Inc. Retirement Plan (the “Salaried Plan”) covers a portion of the salaried employees of the Company. The table set forth below illustrates the estimated annual benefits payable as a single life annuity upon retirement pursuant to the current Salaried Plan formula for various levels of compensation and years of service, assuming retirement after attainment of age 65 during 2005.

Pension Plan Table

Average
Annual	Years of Service
Compensation	15	20	25	30	35
$100,000	$12,750	$17,000	$21,250	$25,500	$29,750
125,000	15,938	21,250	26,563	31,875	37,188
150,000	19,125	25,500	31,875	38,250	44,625
175,000	22,313	29,750	37,188	44,625	52,063
200,000	25,500	34,000	42,500	51,000	59,500
225,000	28,688	38,250	47,813	57,375	66,938

     The Salaried Plan is a qualified noncontributory plan that provides for fixed benefits to participants and their survivors in the event of normal (age 65) or early (age 55) retirement.

     Compensation covered by the Salaried Plan is a participant’s total remuneration, including salary and bonus, as shown in the Summary Compensation Table, but excluding deferred compensation and fringe and welfare benefits. Benefits are based on a participant’s average monthly compensation for the 60 consecutive calendar months of the 120 calendar months preceding termination of employment for which his or her compensation was the highest. Under the Salaried Plan, only compensation up to the limits imposed by the Internal Revenue Code is taken into account. Benefits are not subject to any deduction for Social Security or other offset amounts. The number of credited years of service under the Salaried Plan for each of the named executive officers as of December 31, 2004 are as follows: George W. Schneider, 22 years and Joseph P. Schneider, 13 years. Pursuant to the terms of the Salaried Plan, George W. Schneider began receiving benefits in 1994.

     The Company froze the Salaried Plan, effective as of August 30, 2002, such that participants will not accrue any additional benefits regardless of any increases in their compensation or completion of additional years of credited service after such date. Participants are fully vested in their accrued benefits under the Salaried Plan as of August 30, 2002, which are based upon their then average monthly compensation and years of credited service.

Equity Compensation Plan Information

     The following table provides information about the Company’s equity compensation plans as of December 31, 2004. The table does not include the additional shares that may be issuable if the shareholders approve Proposal 2 (to add 50,000 shares to Director Plan) and Proposal 3 (to add 300,000 shares to the 2001 Incentive Plan).

Number of securities
	Number of		remaining available
	securities to be		for future issuance
	issued upon		under equity
	the exercise of	Weighted-average	compensation plans
	outstanding options,	exercise price of	(excluding securities
	warrants and	outstanding options,	reflected in the first
Plan category	rights(1)	warrants and rights	column)(2)
Equity compensation plans approved by security holders	591,191	$5.23	225,560

Equity compensation plans not approved by security holders	—	—	—

Total	591,191	$5.23	225,560

(1)	Represents options to purchase the Company’s Common Stock granted under the Company’s 1993 Employee Stock Incentive Plan (the “1993 Plan”), 1997 Employee Stock Incentive Plan (the “1997 Plan”), 2001 Stock Incentive Plan (the “2001 Plan”) and 2001 Non-Employee Director Stock Option Plan (the “Director Plan”).

(2)	Includes 26,135 shares of the Company’s Common Stock available for issuance under the 1997 Plan; 153,425 shares of the Company’s Common Stock available for issuance under the 2001 Plan; and 46,000 shares of the Company’s Common Stock available for issuance under the Director Plan.

Report on Executive Compensation

     The Compensation Committee of the Board is responsible for all aspects of the Company’s compensation package offered to its corporate officers, including the named executive officers. The Compensation Committee prepared the following report:

     The Company’s executive compensation program is designed to link to the corporate performance. To this end, the Company has developed an overall compensation strategy and specific compensation plans that tie a significant portion of executive compensation to the Company’s success in meeting specified performance goals. The overall objectives of this strategy are to attract and retain outstanding executive talent and to motivate these executives to achieve aggressive goals linked to the Company’s business strategy and provide a compensation package that recognizes individual contributions as well as overall business results.

     Base Salaries. Base salaries are initially determined by evaluating the responsibilities of the position, the experience of the individual and the salaries for comparable positions in the competitive marketplace. Base salary levels for the Company’s executive officers are generally positioned at market competitive levels for comparable positions in footwear and apparel companies of similar size. In determining annual salary adjustments for executive officers, the Compensation Committee considers various factors including the individual’s performance and contribution, competitive salary increase levels provided by the marketplace, the relationship of an executive officer’s salary to the market competitive levels for comparable positions, and the Company’s performance. The Compensation Committee, where appropriate, also considers nonfinancial performance measures including improvements in product quality, relations with customers, suppliers and employees. Nonfinancial measures used for executive officers are determined on a case-by-case basis and the Compensation Committee does not assign any specific weight to any one of these factors.

     Incentive Compensation. The Company’s executive officers are eligible for annual incentive compensation. For 2004, executive officers were eligible for incentive compensation based on financial performance. Financial performance, for purposes of determining incentive compensation, was based 75% on operating profit and 25% on targeted inventory turns. For the 2004 incentive compensation plan year, executive officers received 139% of their eligible incentive compensation. For 2005 the incentive compensation formula will be based 50% on sales growth, 40% on operating profit, and 10% on inventory turns.

     Stock Options. The Company’s 1993 Plan, 1997 Plan and 2001 Plan are designed to encourage and create ownership of Common Stock by key executives, thereby promoting a close identity of interests between the Company’s management and its shareholders. The Plans are designed to motivate and reward executives for long-term strategic management and the enhancement of shareholder value. The Compensation Committee determined that annual stock option grants to the Company’s key employees, including key executive officers, are consistent with the Company’s best interest and the Company’s overall compensation program.

     In determining the number of stock options to be granted, the Compensation Committee considers a variety of factors, including the executive’s level of responsibility, relative contributions to the Company and existing level of ownership of Common Stock. Consideration is also given to an executive’s potential for future responsibility and contributions to the Company, as well as the aggregate number of stock options proposed to be granted with a view towards ensuring that aggregate compensation for Company executives is appropriate. Stock options are granted with an exercise price equal to the market value of the Common Stock on the date of grant. Stock options granted in 2004 vest and become exercisable in 20% increments over a five-year period from the date of grant. Vesting schedules are designed to encourage the creation of shareholder value over the long-term since the full benefit of the compensation package cannot be realized unless stock price appreciation occurs over a number of years and the executive remains in the employ of the Company.

     The Board, acting on the recommendation of the Compensation Committee, granted stock options during 2004 to key employees under the Plans, which provide annual grants of stock options to key employees.

     Section 162(m) Limitation. The Company anticipates that all 2004 and 2005 compensation to executives will be fully deductible under Section 162(m) of the Internal Revenue Code. Therefore, the Compensation Committee determined that a policy with respect to qualifying compensation paid to executive officers for deductibility is not necessary.

LACROSSE FOOTWEAR, INC.
COMPENSATION COMMITTEE

Stephen F. Loughlin, Chairman
Richard A. Rosenthal
Charles W. (Wally) Smith

Compensation Committee Interlocks and Insider Participation

     The current members of the Compensation Committee are identified above. All members of this committee are considered to be independent.

PERFORMANCE INFORMATION

     The following graph compares on a cumulative basis changes since December 31, 1999, in (a) the total shareholder return on the Common Stock with (b) the total return on the Nasdaq Market Index and (c) the total return on the CoreData Financial Services Textile-Apparel Footwear/Accessories Industry Group Index (the “Coredata Group Index”). Such changes have been measured by dividing (a) the sum of (i) the amount of dividends for the measurement period, assuming dividend reinvestment, and (ii) the difference between the price per share at the end of and the beginning of the measurement period, by (b) the price per share at the beginning of the measurement period. The graph assumes $100 was invested on December 31, 1999 in Common Stock, the Nasdaq Market Index and the Coredata Group Index.

	December 31,	December 31,	December 31,	December 31,	December 31,	December 31,
	1999	2000	2001	2002	2003	2004

LaCrosse Footwear, Inc.	$100.00	$70.42	$72.11	$58.59	$177.35	$242.93
Coredata Group Index	100.00	105.49	103.67	102.24	149.16	199.43
Nasdaq Market Index	100.00	62.85	50.10	34.95	52.55	56.97

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors and executive officers to file reports concerning their ownership of Company equity securities with the Securities and Exchange Commission and the Company. Based solely upon information provided to the Company by individual directors and executive officers, the Company believes that during the fiscal year ended December 31, 2004, all its directors and executive officers complied with the Section 16(a) filing requirements.

PROPOSAL 2 — AMEND THE LACROSSE FOOTWEAR, INC.
2001 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN

General

     The LaCrosse Footwear, Inc. 2001 Non-Employee Director Stock Option Plan (the “Director Plan”) was initially adopted by the Board and approved by the shareholders in 2001. At the Company’s 2004 annual meeting the shareholders approved certain amendments to the Director Plan. The Board has unanimously adopted an amendment to the Director Plan contingent upon shareholder approval of the proposed amendment at the Annual Meeting. The proposed amendment to the Director Plan would increase the number of shares of Common Stock available for grant under the Director Plan by 50,000 shares, thereby making a total of 150,000 shares of the Common Stock available for grant pursuant to the Director Plan.

     As of the record date for the Annual Meeting, an aggregate of 70,000 shares of Common Stock were subject to outstanding awards under the Director Plan and only 21,000 shares remained available for the granting of new awards under the Director Plan.

     The Board believes that the Director Plan encourages greater stock ownership by non-employee directors and allows the Company to attract and retain persons of exceptional competence to serve on the Company’s Board of Directors. The Board believes that the annual grant of an option to purchase Common Stock to non-employee directors is an effective way to provide the non-employee directors increased incentive and personal interest in the success of the Company. The purpose of the proposed amendment is to assure the availability of sufficient shares for future automatic grants provided for under the Director Plan.

     The following summary description of the Director Plan, as proposed to be amended, is qualified in its entirety by reference to the full text of the Director Plan that is attached to this Proxy Statement as Appendix A, which incorporates the proposed amendment.

Purpose

     The purpose of the Director Plan is to promote the long-term growth and financial success of the Company. The Director Plan is intended to secure for the Company and its shareholders the benefits of the long-term incentives inherent in increased common stock ownership by members of the Board who are not employees of the Company or its subsidiaries. It is intended that the Director Plan will induce and encourage highly experienced and qualified individuals to serve on the Board and assist the Company in promoting a greater identity of interest between the non-employee directors and the shareholders of the Company.

Administration

     The Director Plan is intended to meet the “formula” plan requirements of Rule 16b-3 (or any successor provision thereto) adopted under the Exchange Act and accordingly is intended to be self-governing.

     The Director Plan will be administered by the Board. The Board may delegate part or all of its administrative powers with respect to the Director Plan. Subject to the express provisions of the Director Plan, the Board’s determinations and interpretations with respect thereto shall be final and conclusive.

Awards under the Director Plan; Shares Available

     The Director Plan provides for the grant to non-employee directors of the Company nonstatutory stock options, which do not qualify for special income tax treatment under the Internal Revenue Code. The maximum number of shares of Common Stock which may be acquired upon the exercise of options granted under the Director Plan is currently 100,000, subject to adjustment to prevent dilution in certain cased describe below. If the proposed amendment is approved, the total number of shares available under the Director Plan will be 150,000. If any options granted under the Director Plan terminate, expire or are canceled prior to the delivery of all of the shares issuable thereunder, then such shares shall again be available for the granting of additional options under the Director Plan. If the exercise price of any option granted under the Director Plan is satisfied by tendering shares, only the number of shares issued net of the shares tendered shall be deemed delivered for purposes of determining the maximum number of shares available for delivery under the Director Plan. Any shares delivered pursuant to the exercise of options granted under the Director Plan may be either authorized and unissued shares of Common Stock or treasury shares held by the Company.

Terms of Awards

     Under the Director Plan, on the first business day of January of each calendar year, beginning January 1, 2005, each non-employee director of the Company will automatically be granted an option to purchase 5,000 shares of Common Stock. In addition, the Director Plan provides that any person who first becomes a new non-employee director after January 1, 2004, but prior to January 1, 2005, will automatically receive an option to purchase 3,000 shares of Common Stock upon the latter of first becoming a director or the date of the Annual Meeting, and any person who first becomes a new non-employee director after January 1, 2005 will automatically receive an option to purchase 5,000 shares of Common Stock upon first becoming a director. The option exercise price per share of Common Stock subject to the options granted under the Director Plan will be 100% of the fair market value of a share of Common Stock on the date the option is granted. The options granted under the Director Plan will be nonstatutory stock options, which do not qualify for special income tax treatment under the Internal Revenue Code. Options granted to a non-employee director will have a term of ten years from the date the option is granted.

     Options granted under the Director Plan cannot be exercised prior to the first anniversary of the date of grant and thereafter may only be exercised with respect to twenty percent (20%) of the shares subject to such options on and after the first anniversary of the date of grant, with respect to forty percent (40%) of the shares on a cumulative basis on and after the second anniversary of the date of grant, with respect to sixty percent (60%) of the shares on a cumulative basis on and after the third anniversary of the date of grant, with respect to eighty percent (80%)

of the shares on a cumulative basis on and after the fourth anniversary of the date of grant, and in full on and after the fifth anniversary of the date of grant.

     The purchase price for shares of Common Stock acquired upon exercise of options under the Director Plan may be paid in cash, by delivery of securities of the Company having a fair market value on the date of exercise equal to the option exercise price or by delivery to the Company of an executed irrevocable option exercise form together with irrevocable instructions to a broker-dealer to sell or margin a sufficient portion of the shares and deliver the sale or margin loan proceeds directly to the Company to pay for the option exercise price. No shares of Common Stock will be issued under the Director Plan until full payment therefor has been made.

     If a non-employee director ceases being a director of the Company for any reason other than his or her voluntary decision to resign or to not stand for reelection as director, then all rights to exercise options granted under the Director Plan will become immediately exercisable, and the non-employee director will have the right to exercise the options within 24 months after the date of termination; provided, however, that no option shall be exercisable after the expiration of the term of that option. If a non-employee director voluntarily resigns or decides to not stand for reelection as director (in either case, prior to reaching age 70), then the director may exercise options granted under the Director Plan, to the extent the options are exercisable at the time of termination, for a period of three months, but in no event after the expiration of the term of that option. Except as otherwise provided by the Board, options granted under the Director Plan are not transferable otherwise than by will or the laws of descent and distribution, and may be exercised during the life of the non-employee director only by him or her.

Capital Adjustments

     In the event of a capital adjustment resulting from a dividend or other distribution, recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of shares or other similar corporate transaction that affects shares of Common Stock, the Board may, in such manner as it deems equitable, adjust the aggregate number and type of shares available under the Director Plan and that thereafter may be made subject to options, the number and type of shares subject to outstanding options and/or the exercise price for shares subject to each outstanding option.

Amendment and Termination

     The Director Plan will terminate on December 11, 2010, unless sooner terminated as provided thereunder. The Board may at any time amend, alter, suspend, discontinue or terminate the Director Plan. Termination of the Director Plan shall not affect the rights of non-employee directors with respect to options previously granted to them, and all unexpired options shall continue in force and effect after termination of the Director Plan, except as they may lapse or be terminated by their own terms and conditions. Any amendment to the Director Plan will become effective when adopted by the Board, unless specified otherwise. Rights and obligations under any option granted before any amendment of the Director Plan will not be materially and adversely affected by amendment of the Director Plan, except with the consent of the director who holds the option.

Certain Federal Income Tax Consequences

     The grant of a stock option under the Director Plan will create no income tax consequences to the non-employee director or the Company. A non-employee director who is granted a nonstatutory stock option will generally recognize ordinary income at the time of exercise in an amount equal to the excess of the fair market value of the Common Stock acquired at such time over the exercise price. The Company will generally be entitled to a deduction in the same amount and at the same time as ordinary income is recognized by the non-employee director, the Company may lose all or a portion of such deduction if any of the options granted do not qualify as “performance-based compensation” under Section 162(m) of the Internal Revenue Code. A subsequent disposition of the Common Stock will give rise to capital gain or loss to the extent the amount realized from the sale differs from the tax basis, i.e., the fair market value of the Common Stock on the date of exercise. This capital gain or loss will be long-term capital gain or loss if the Common Stock has been held for more than one year from the date of exercise.

Future Awards

     Under the Director Plan, commencing on January 1, 2005 each non-employee director automatically receives an option to purchase 5,000 shares of Common Stock upon first becoming a director and an additional option to purchase 5,000 shares of Common Stock on the first business day of January of each calendar year thereafter so long as the Director Plan remains in effect and a sufficient number of shares of Common Stock are available under the Director Plan.

     On March 2, 2005, the last reported sale price per share of the Common Stock on The Nasdaq National Market was $12.20.

Vote Required

     Assuming a quorum is present, approval of the proposed amendment to the Director Plan requires that the votes cast in favor of the proposed amendment exceed the votes cast opposing the proposed amendment. In the event the proposed amendment is not approved by the shareholders at the Annual Meeting, the Director Plan will remain in full force and effect without giving effect to the proposed amendment.

THE BOARD RECOMMENDS A VOTE “FOR” THE PROPOSED AMENDMENT TO THE DIRECTOR PLAN AND URGES EACH SHAREHOLDER TO VOTE “FOR” THE PROPOSED AMENDMENT TO THE DIRECTOR PLAN. SHARES OF COMMON STOCK REPRESENTED BY EXECUTED BUT UNMARKED PROXIES WILL BE VOTED “FOR” THE PROPOSED AMENDMENT TO THE DIRECTOR PLAN.

PROPOSAL 3 — AMEND THE LACROSSE FOOTWEAR, INC.
2001 STOCK INCENTIVE PLAN

General

     The LaCrosse Footwear, Inc. 2001 Stock Incentive Plan (the “2001 Incentive Plan”) was initially adopted by the Board in 2000 and approved by the shareholders in 2001. The Board has unanimously adopted an amendment to the 2001 Incentive Plan contingent upon shareholder approval of the proposed amendment at the Annual Meeting. The proposed amendment to the 2001 Incentive Plan would increase the number of shares of Common Stock available for grant under the 2001 Incentive Plan by 300,000 shares, thereby making a total of 600,000 shares of the Common Stock available for grant pursuant to the 2001 Incentive Plan.

     As of the record date for the Annual Meeting, an aggregate of 244,335 shares of Common Stock were subject to outstanding awards under the 2001 Incentive Plan and only 51,725 shares remained available for the granting of new awards under the 2001 Incentive Plan.

     The Board of Directors believes that the 2001 Incentive Plan encourages greater stock ownership by officers and other key employees and allows the Company to attract and retain persons of exceptional competence to serve in such capacities. The Board believes that the annual grant of an option to purchase Common Stock to officers and other key employees is an effective way to provide increased incentive and personal interest in the success of the Company. The Board believes that it is in the best interest of the Company and its shareholders to amend the 2001 Incentive Plan to enable the Company to continue to provide officers and other key employees an opportunity to acquire a proprietary interest in the Company through the acquisition of its Common Stock.

     The following summary description of the 2001 Incentive Plan is qualified in its entirety by reference to the full text of the 2001 Incentive Plan which is attached to this Proxy Statement as Appendix B and incorporates the proposed amendment.

Purpose

     The purpose of the 2001 Incentive Plan is to induce certain officers and other key employees to remain in the employ of the Company or its subsidiaries and to encourage such employees to secure or increase on reasonable terms their stock ownership in the Company. The 2001 Incentive Plan is intended to promote continuity of management and increased incentive and personal interest in the welfare of the Company by those who are primarily responsible for shaping and carrying out the long-range plans of the Company and securing its continued growth and financial success.

Administration

     The 2001 Incentive Plan will be administered by the Board and/or the Compensation Committee of the Board consisting of not less than two directors who are “non-employee directors” within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended, and who are “outside directors” within the meaning of Section 162(m) of the Internal Revenue Code. If at any time the Compensation Committee shall not be in existence or not consist of directors who are qualified as “non-employee directors” and “outside directors,” the Board shall administer the Plan. Among other functions, the Compensation Committee and the Board each has full authority and discretion, subject to the express provisions of the 2001 Incentive Plan, to establish rules and regulations deemed necessary or advisable for the proper administration of the 2001 Incentive Plan and to determine the individuals to whom, and the time or times at which, options will be granted, the type of options, the exercise periods, limitations on exercise, the number of shares subject to each option and any other terms, limitations, conditions and restrictions on any option granted under the 2001 Incentive Plan. Subject to the express terms of the 2001 Incentive Plan, determinations and interpretations with respect thereto will be conclusive and binding on all parties.

Eligibility

     Options may be granted under the 2001 Incentive Plan to officers and other key employees of the Company and of any of its present and future subsidiaries. A director or an officer of the Company or of a subsidiary who is not also an employee of the Company or of a subsidiary is not eligible to receive options under the 2001 Incentive Plan. Approximately 100 persons are currently eligible to receive options under the 2001 Incentive Plan.

Awards Under the 2001 Incentive Plan; Shares Available

     The 2001 Incentive Plan permits the grant to officers and other key employees of either “incentive stock options,” which qualify for special income tax treatment under the Internal Revenue Code, or “nonstatutory stock options,” which do not so qualify. The aggregate fair market value (determined as of the date of the option is granted) of the Common Stock for which an incentive stock option is exercisable for the first time by a participant during any calendar year under the 2001 Incentive Plan or any other plan of the Company may not exceed $100,000.

     The maximum number of shares of Common Stock which may be acquired upon the exercise of options granted under the 2001 Incentive Plan is currently 300,000, subject to adjustment in order to prevent dilution in certain cases as described below. If the proposed amendment is approved, the total number of shares available under the 2001 Incentive Plan will be 600,000. In the event that all or any portion of an option granted under the 2001 Incentive Plan expires unexercised, is cancelled or terminates, the shares then subject to such option will again be available for the granting of additional options under the 2001 Incentive Plan. The 2001 Incentive Plan provides that no officer or key employee may be granted options that could result in such participant receiving more than 150,000 shares of Common Stock under the 2001 Incentive Plan, which number of shares is subject to adjustment to prevent dilution in certain cases as described below. Any shares delivered pursuant to the exercise of options granted under the 2001 Incentive Plan may be either authorized and unissued shares of Common Stock or treasury shares held by the Company.

Term of Options

     The option exercise price per share of Common Stock subject to any option granted to an officer or other key employee under the 2001 Incentive Plan will be determined by the Compensation Committee or the Board, but may not be less than 100% of the fair market value of a share of Common Stock on the date the option is granted; provided, however, that no incentive stock option may be granted to any officer or other key employee who, at the time such incentive stock option is granted, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or its subsidiaries unless the option exercise price of such incentive stock option is at least 110% of the fair market value of a share of Common Stock on the date of grant.

     Options granted under the 2001 Incentive Plan will expire at such time as the Compensation Committee or Board determines, except that no incentive stock option may be exercised more than ten years from the date of grant. Options cannot be exercised until the period, if any, specified by the Compensation Committee or Board has expired. If the employment of an officer or key employee terminates for any reason whatsoever, all rights to exercise an option granted pursuant to the 2001 Incentive Plan also terminate unless otherwise determined by the Compensation Committee or the Board or provided in the option agreement with such officer or key employee. Except as otherwise provided by the Compensation Committee or the Board, options are not transferable otherwise than by will or the laws of descent and distribution, and may be exercised during the life of the officer or key employee only by him or her. No options may be granted under the 2001 Incentive Plan after December 10, 2010.

     The purchase price for shares of Common Stock acquired upon exercise of options under the 2001 Incentive Plan may be paid in cash, by delivery of securities of the Company having a fair market value on the date of exercise equal to the option exercise price or by delivery to the Company of an executed irrevocable option exercise form together with irrevocable instructions to a broker-dealer to sell or margin a sufficient portion of the shares and deliver the sale or margin loan proceeds directly to the Company to pay for the option exercise price. No shares of Common Stock will be issued under the 2001 Incentive Plan until full payment therefor has been made.

Capital Adjustments

     In the event of a capital adjustment resulting from a stock dividend (other than a stock dividend in lieu of an ordinary cash dividend), stock split, reorganization, merger, consolidation, spin-off, recapitalization, split-up, combination or exchange of shares, or otherwise, the aggregate number and class of shares available under the 2001 Incentive Plan, the limits imposed on the number of options that may be granted to any one participant, the number and class of shares subject to each outstanding option and the exercise price for shares subject to each outstanding option, shall be appropriately adjusted by the Compensation Committee or the Board, whose determination shall be conclusive.

Amendment and Termination

     The 2001 Incentive Plan shall terminate on December 10, 2010, unless sooner terminated as provided thereunder. The Board may at any time and from time to time terminate or amend the 2001 Incentive Plan; provided, however, that approval of the Company’s shareholders for any such amendment shall also be obtained if otherwise required by (i) the Internal Revenue Code or any rules promulgated thereunder (in order to allow for incentive stock options to be granted under the 2001 Incentive Plan or to enable the Company to comply with the provisions of Section 162(m) of the Internal Revenue Code) or (ii) the listing requirements of any principal securities exchange or market on which the shares of Common Stock are then traded (in order to maintain the listing or quotation of the Common Stock thereon). No termination or amendment of the 2001 Incentive Plan may, without the participant’s consent, adversely affect the rights of such participant under any option previously granted to such participant.

Withholding

     Under the 2001 Incentive Plan, the Company may deduct and withhold from any cash otherwise payable to a participant such amount as may be required to satisfy the Company’s obligation to withhold Federal, state or local taxes. In the event such amount withheld is insufficient for such purpose, the Company may require that the participant pay to the Company upon demand or otherwise make arrangements satisfactory to the Company for payment of an amount necessary to satisfy the obligation to withhold any such taxes. A participant may be permitted to satisfy the Company’s withholding tax requirements by electing to have the Company withhold shares of Common Stock otherwise issuable to such participant.

Certain Federal Income Tax Consequences

     The grant of a stock option under the 2001 Incentive Plan will create no income tax consequences to the participant or the Company. A participant who is granted a nonstatutory stock option will generally recognize ordinary income at the time of exercise in an amount equal to the excess of the fair market value of the Common Stock acquired at such time over the exercise price. Although the Company will generally be entitled to a deduction in the same amount and at the same time as ordinary income is recognized by the participant, the Company may lose all or a portion of such deduction if any of the options granted do not qualify as “performance-based compensation” under Section 162(m) of the Internal Revenue Code. A subsequent disposition of the Common Stock will give rise to capital gain or loss to the extent the amount realized from the sale differs from the tax basis, i.e., the fair market value of the Common Stock on the date of exercise. This capital gain or loss will be long-term capital gain or loss if the Common Stock has been held for more than one year from the date of exercise.

     In general, if a participant in the 2001 Incentive Plan holds the Common Stock acquired pursuant to the exercise of an incentive stock option for at least two years from the date of grant and one year from the date of exercise, the participant will recognize no income or gain as a result of exercise for regular income tax purposes. However, the excess of the fair market value of the Common Stock acquired on the date of exercise over the exercise price (the “Spread”) is an adjustment for alternative minimum tax purposes and, as a result, the participant may be taxed on all or a portion of the Spread under the alternative minimum tax. Except as described below, any gain or loss realized by the participant on the disposition of the Common Stock acquired pursuant to the exercise of an incentive stock option will be treated as a long-term capital gain or loss and no deduction will be allowed to the Company. If these holding period requirements are not satisfied, the participant will recognize ordinary income at the time of the disposition equal to the lesser of (a) the gain realized on the disposition, or (b) the Spread. The Company will be entitled to a deduction in the same amount and at the same time as the ordinary income recognized by the participant. Any additional gain realized by the participant over the fair market value at the time of exercise will be treated as a capital gain. This capital gain will be a long-term capital gain if the Common Stock had been held for more than one year from the date of exercise.

     The Company cannot currently determine the options that may be granted to eligible participants under the 2001 Incentive Plan in the future. Such determinations will be made from time to time by the Compensation Committee and/or the Board.

     On March 2, 2005, the last reported price per share of the Common Stock on The Nasdaq National Market was $12.20.

Vote Required

     Assuming a quorum is present, approval of the proposed amendment to the 2001 Incentive Plan requires that the votes cast in favor of the proposed amendment exceed the votes cast opposing the proposed amendment. In the event the proposed amendment is not approved by the shareholders at the Annual Meeting, the 2001 Incentive Plan will remain in full force and effect without giving effect to such amendment.

THE BOARD RECOMMENDS A VOTE “FOR” THE PROPOSED AMENDMENT TO THE 2001 INCENTIVE PLAN AND URGES EACH SHAREHOLDER TO VOTE “FOR” THE PROPOSED AMENDMENT TO THE 2001 INCENTIVE PLAN. SHARES OF COMMON STOCK REPRESENTED BY EXECUTED BUT UNMARKED PROXIES WILL BE VOTED “FOR” THE PROPOSED AMENDMENT TO THE 2001 INCENTIVE PLAN.

MISCELLANEOUS

Independent Auditors

     McGladrey & Pullen, LLP acted as the independent auditors for the Company in 2004 and such firm will be similarly appointed to act in 2005. Representatives of McGladrey & Pullen, LLP are expected to be present at the Annual Meeting with the opportunity to make a statement if they so desire. Such representatives are also expected to be available to respond to appropriate questions.

Independent Auditors’ Fees

     In connection with the fiscal years ended December 31, 2004 and 2003, McGladrey & Pullen, LLP and its related entity RSM McGladrey, Inc., provided various audit and non-audit services to the Company and billed the Company for these services as follows:

(a)	Audit Fees. Fees for audit services totaled $239,467 and $228,406 in 2004 and 2003, respectively, including fees with the annual audit and the reviews of the Company’s quarterly reports on Form 10-Q.

(b)	Audit-Related Fees. Fees for audit-related services totaled $17,090 and $9,786 in 2004 and 2003, respectively. These services related to responding to technical and accounting questions and the related research, and meetings with management and Company consultants related to Sarbanes-Oxley Section 404 matters

(c)	Tax Fees. Fees for tax services, including preparation of the corporate income tax returns and related filings and other tax compliance assistance, totaled $29,050 and $27,305 in 2004 and 2003, respectively.

(d)	All Other Fees. There were no other services provided by McGladrey & Pullen, LLP, not included above, in either 2004 or 2003.

The Audit Committee pre-approves all audit and permissible non-audit services provided by the independent auditors on a case-by-case basis. In connection with the approval of the annual Audit Services and related fees, the Audit Committee also pre-approves certain Audit-Related fees relating to the independent auditors responding to and researching technical accounting questions and other matters related to the financial statements under audit. All of the services provided by the independent auditors during 2004 and 2003, including services related to the Audit-Related fees and Tax fees, have been approved by the Audit Committee under its pre-approval process. The Audit Committee has considered whether the provision of the Audit-Related Fees, Tax Fees and All Other Fees was compatible with maintaining the independence of McGladrey & Pullen, LLP and determined that such services did not adversely affect the independence of McGladrey & Pullen, LLP.

Shareholder Proposals

     Proposals which shareholders of the Company intend to present at and have included in the Company’s proxy statement for the 2006 annual meeting of shareholders pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (“Rule 14a-8”), must be received by the Company by the close of business on December 2, 2005. Additionally, if the Company receives notice of a shareholder proposal submitted otherwise than pursuant to Rule 14a-8 (i.e., proposals shareholders intend to raise at the 2006 annual meeting of shareholders but do not intend to have included in the Company’s proxy statement for such meeting) after February 15, 2006, the persons named in the proxies solicited by the Board of Directors of the Company for the 2006 annual meeting of shareholders may exercise discretionary voting power with respect to such proposal.

Other Matters

     The cost of soliciting proxies will be borne by the Company. In addition to soliciting proxies by mail, proxies may be solicited personally and by telephone by certain officers and regular employees of the Company. The Company will reimburse brokers and other nominees for their reasonable expenses in communicating with the persons for whom they hold Common Stock.

By Order of the Board of Directors LACROSSE FOOTWEAR, INC.

David P. Carlson Secretary

April 1, 2005

APPENDIX A

LACROSSE FOOTWEAR, INC.
2001 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN, AS AMENDED

Section 1. Establishment

     LACROSSE FOOTWEAR, INC. (the “Company”) hereby establishes a stock option plan for non-employee directors, as described herein, which shall be known as the “LACROSSE FOOTWEAR, INC. 2001 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN” (the “Plan”). It is intended that only nonstatutory stock options may be granted under the Plan.

Section 2. Purpose

     The purpose of the Plan is to promote the long-term growth and financial success of the Company. The Plan is intended to secure for the Company and its shareholders the benefits of the long-term incentives inherent in increased common stock ownership by members of the Board who are not employees of the Company or its Affiliates. It is intended that the Plan will induce and encourage highly experienced and qualified individuals to serve on the Board and assist the Company in promoting a greater identity of interest between the Non-employee Directors and the shareholders of the Company.

Section 3. Definitions

     The following terms shall have the respective meanings set forth below, unless the context otherwise requires:

(a)	“Affiliate” shall mean any corporation, partnership, joint venture, or other entity in which the Company holds an equity, profit, or voting interest of more than fifty percent (50%).

(b)	“Board” shall mean the Board of Directors of the Company.

(c)	“Code” shall mean the Internal Revenue Code of 1986, as amended.

(d)	“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.

(e)	“Fair Market Value per Share” shall mean for any day the average of the high and low sales prices for a Share in the over-the-counter market, as reported by the Nasdaq Stock Market on the business day immediately preceding such day, or, if there were no trades of Shares on such business day, on the most recent preceding business day on which there were trades. If Shares are not listed or admitted to trading on the Nasdaq Stock Market when the determination of fair market value is to be made, Fair Market Value per Share shall be the mean between the highest and lowest reported sales prices of Shares on that date on the principal exchange on which the Shares are then listed. If the Shares are not listed on any national exchange, Fair Market Value per Share shall be the amount determined in good faith by the Board to be the fair market value of a Share at the relevant time.

(f)	“Non-employee Director” shall mean a member of the Board who is not an employee of the Company or any Affiliate.

(g)	“Shares” shall mean shares of common stock of the Company, $.01 par value per share, and such other securities or property as may become subject to Options pursuant to an adjustment made under Section 11 of the Plan.

Section 4. Effective Date of the Plan

     The effective date of the Plan is the date of its adoption by the Board, December 11, 2000, subject to the approval and ratification of the Plan by the shareholders of the Company, and any and all awards made under the Plan prior to such approval shall be subject to such approval.

Section 5. Shares Available for Options

     Subject to adjustment in accordance with the provisions of Section 11, the number of Shares which may be issued pursuant to the Plan shall not exceed 150,000. Such Shares may be authorized and unissued Shares or treasury shares. If, after the effective date of the Plan, any Options terminate, expire or are canceled prior to the delivery of all of the Shares issuable thereunder, then the number of Shares counted against the number of Shares available under the Plan in connection with the grant of such Option, to the extent of any such termination, expiration or cancellation, shall again be available for the granting of additional Options under the Plan. If the exercise price of any Option granted under the Plan is satisfied by tendering Shares (by either actual delivery or by attestation), only the number of Shares issued net of the Shares tendered shall be deemed delivered for purposes of determining the maximum number of Shares available for delivery under the Plan.

Section 6. Plan Operation

(a)	Formula Plan. The Plan is intended to meet the “formula” plan requirements of Rule 16b-3 (or any successor provision thereto), as interpreted, adopted under the Exchange Act and accordingly is intended to be self-governing.

(b)	Administration. The Plan shall be administered by the Board. The Board may, by resolution, delegate part or all of its administrative powers with respect to the Plan. The Board shall have all of the powers vested in it by the terms of the Plan, such powers to include the authority, within the limits prescribed herein, to establish the form of the agreement embodying grants of Options made under the Plan. The Board shall, subject to the provisions of the Plan, have the power to construe the Plan, to determine all questions arising thereunder and to adopt and amend such rules and regulations for the administration of the Plan as it may deem desirable, such administrative decisions of the Board to be final and conclusive. Except to the extent prohibited by applicable law, the Board may authorize any one or more of their number or the Secretary or any other officer of the Company to execute and deliver documents on behalf of the Board.

Section 7. Nonstatutory Stock Option Awards to Non-employee Directors

(a)	Eligibility. Non-employee Directors shall automatically be granted Options under the Plan in the manner set forth in this Section 7 for no cash consideration. A Non-employee Director may hold more than one Option under the Plan in his or her capacity as a Non-employee Director of the Company, but only on the terms and subject to the conditions set forth herein. All options granted to Non-employee Directors pursuant to the Plan shall be nonstatutory stock options which do not qualify for special tax treatment under Code Sections 421 or 422.

(b)	Grant. On the first business day of January of each calendar year beginning in January, 2005, each Non-employee Director at such time shall be granted an Option to purchase five thousand (5,000) Shares under the Plan (the “Option”). The price per Share of the Company’s common stock which may be purchased upon exercise of an Option shall be one hundred percent (100%) of the Fair Market Value per Share on the date the Option is granted. Such exercise price shall be subject to adjustment as provided in Section 11 hereof. The term of each Option granted to a Non-employee Director shall be for ten (10) years from the date of grant, unless terminated earlier pursuant to the provisions of Section 9 hereof.

(c)	Option Agreement. Each Option granted under the Plan shall be evidenced by a written agreement in such form as the Board shall from time to time adopt. Each agreement shall be subject to, and incorporate, by reference or otherwise, the applicable terms of the Plan.

(d)	Option Period. No Option shall be granted under the Plan after the tenth anniversary of the effective date of the Plan. However, the term of any Option theretofore granted may extend beyond such date. Options shall automatically be granted to Non-employee Directors under the Plan only for so long as the Plan remains in effect and a sufficient number of Shares are available hereunder for the granting of such Options.

(e)	Vesting. Except as otherwise provided in Section 9 hereof, an Option cannot be exercised prior to the first anniversary of the date of grant and thereafter may only be exercised with respect to twenty percent (20%) of the Option Shares on and after the first anniversary of the date of grant, with respect to forty percent (40%) of the Option Shares on a cumulative basis on and after the second anniversary of the date of grant, with respect to sixty percent (60%) of the Option Shares on a cumulative basis on and after the third anniversary of the date of grant, with respect to eighty percent (80%) of the Option Shares on a cumulative basis on and after the fourth anniversary of the date of grant and in full on and after the fifth anniversary of the date of grant.

Section 8. Exercise of Option

     An Option may be exercised, subject to limitations on its exercise and the provisions of Section 9, from time to time, only by (i) providing written notice of intent to exercise the Option with respect to a specified number of Shares; and (ii) payment in full to the Company of the exercise price at the time the Option is exercised (except that, in the case of an exercise under paragraph (iii) below, payment may be made as soon as practicable after the exercise). Payment of the exercise price may be made:

(i)	in cash or by certified check,

(ii)	by delivery to the Company of Shares which shall have been owned for at least six (6) months and have a Fair Market Value per Share on the date of surrender equal to the exercise price, or

(iii)	by delivery (including by fax) to the Company or its designated agent of a properly executed exercise notice together with irrevocable instructions to a broker to sell or margin a sufficient portion of the Option Shares and promptly deliver to the Company the sale or margin loan proceeds required to pay the exercise price.

Section 9. Effect of Termination of Membership on the Board

     The right to exercise an Option granted to a Non-employee Director shall be limited as follows, provided the actual date of exercise is in no event after the expiration of the term of the Option:

(a)	If a Non-employee Director ceases being a director of the Company for any reason other than the reason identified in subparagraph (b) of this Section 9, the Options become immediately exercisable upon such date of termination and the Non-employee Director shall have the right to exercise the Options within twenty-four (24) months after such termination without regard to the vesting restrictions of Section 7(e), subject to the condition that no Option shall be exercisable after the expiration of the term of the Option; and

(b)	If a Non-employee Director ceases being a director of the Company due to the director’s voluntary decision to resign or voluntary decision not to stand for reelection to the Board, in either case prior to reaching age 70, the Non-employee Director may exercise the Options, to the extent they were exercisable at the time of termination, for a period of three (3) months after such termination of service, but in no event beyond the expiration of the term of the Options.

Section 10. Transferability of Options

     The Options and rights under the Options are not assignable, alienable, saleable or transferable by a Non-employee Director otherwise than by will or by the laws of descent and distribution, and may be exercised during the lifetime of the Non-employee Director only by such individual or, if permissible under applicable law, by such individual’s guardian or legal representative, except that a Non-employee Director may, to the extent allowed by the Board and in a manner specified by the Board, (a) designate in writing a beneficiary to exercise the Option after the Non-employee Director’s death; and (b) transfer any Option.

Section 11. Capital Adjustment Provisions

     In the event that the Board shall determine that any dividend or other distribution (whether in the form of cash, Shares, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction or event (individually referred to as “Event” and collectively referred to as “Events”) affects the Shares such that an adjustment is determined by the Board to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Board may, in such manner as it may deem equitable, adjust any or all of (i) the number and type of Shares subject to the Plan and which thereafter may be made the subject of Options under the Plan; (ii) the number and type of Shares subject to outstanding Options; and (iii) the exercise price with respect to any Option (collectively referred to as “Adjustments”); provided, however, that Options subject to grant or previously granted to Non-employee Directors under the Plan at the time of any such Event shall be subject to only such Adjustments as shall be necessary to maintain the proportionate interest of the Non-employee Directors and preserve, without exceeding, the value of such Options.

Section 12. Amendment and Termination of the Plan

     The Plan shall terminate on December 11, 2010, unless sooner terminated as herein provided. The Board may at any time amend, alter, suspend, discontinue or terminate the Plan. Termination of the Plan shall not affect the rights of Non-employee Directors with respect to Options previously granted to them, and all unexpired Options shall continue in force and effect after termination of the Plan, except as they may lapse or be terminated by their own terms and conditions. Any amendment to the Plan shall become effective when adopted by the Board, unless specified otherwise. Rights and obligations under any Option granted before any amendment of this Plan shall not be materially and adversely affected by amendment of the Plan, except with the consent of the person who holds the Option, which consent may be obtained in any manner that the Board deems appropriate.

Section 13. General Provisions

(a)	Other Compensation. Nothing contained in the Plan shall prevent the Company or any Affiliate from adopting or continuing in effect other or additional compensation arrangements for Non-employee Directors, and such arrangements may be either generally applicable or applicable only in specific cases.

(b)	Rights of Directors. The grant of an Option to a Non-employee Director pursuant to the Plan shall confer no right on such Non-employee Director to continue as a director of the Company. Except for rights accorded under the Plan, Non-employee Directors shall have no rights as shareholders with respect to Shares covered by any Option until the date of issuance of the stock certificates to the Non-employee Director and only after such Shares are fully paid. No adjustment will be made for dividends or other rights for which the record date is prior to the date such stock is issued.

(c)	Securities Laws. Notwithstanding any other provision of the Plan, the Company shall have no liability to deliver any Shares under the Plan or make any other distribution of benefits under the Plan unless such delivery or distribution would comply with all applicable laws (including, without limitation, the requirements of the Securities Act of 1933), and the applicable requirements of any securities exchange or similar entity.

(d)	Governing Law. The validity, construction and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the internal laws of the State of Wisconsin and applicable federal law.

(e)	Miscellaneous. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision hereof.

Appendix B

LACROSSE FOOTWEAR, INC.
2001 STOCK INCENTIVE PLAN, AS AMENDED

Section 1. Establishment

     LACROSSE FOOTWEAR, INC. (the “Company”) hereby establishes a stock incentive plan for certain officers and other key employees, as described herein, which shall be known as the “LACROSSE FOOTWEAR, INC. 2001 STOCK INCENTIVE PLAN” (the “Plan”). It is intended that stock options (including both incentive stock options and nonstatutory stock options) may be granted under the Plan.

Section 2. Purpose

     The purpose of the Plan is to induce certain officers and other key employees to remain in the employ of the Company or its subsidiaries and to encourage such employees to secure or increase on reasonable terms their stock ownership in the Company. The Board of Directors of the Company (the “Board”) believes that the Plan will promote continuity of management and increased incentive and personal interest in the welfare of the Company by those who are primarily responsible for shaping and carrying out the long-range plans of the Company and securing its continued growth and financial success.

Section 3. Effective Date of the Plan

     The effective date of the Plan is the date of its adoption by the Board, December 11, 2000, subject to the approval and ratification of the Plan by the shareholders of the Company within twelve months of the effective date, and any and all awards made under the Plan prior to such approval shall be subject to such approval.

Section 4. Stock Subject to Plan

     Subject to adjustment in accordance with the provisions of Section 8, common stock, $.0l par value per share, not to exceed 600,000 shares, may be issued pursuant to the Plan. Such shares may be authorized and unissued or treasury shares. If any options expire, are canceled, or terminate for any reason without having been exercised in full, the shares subject to the unexercised portion thereof shall again be available for the purposes of the Plan.

Section 5. Administration

     The Plan shall be administered by the Board and/or the Compensation Committee (the “Committee”) of the Board consisting of not less than two directors, each of whom shall qualify as a “non-employee director” within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or any successor rule or regulation, and an

“outside director” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), and Treasury Regulation Section 1.162-27 promulgated thereunder. If at any time the Committee shall not be in existence or not consist of directors who are qualified as “non-employee directors” and “outside directors” as defined above, the Board shall administer the Plan. To the extent permitted by applicable law, the Board may, in its discretion, delegate to another committee of the Board or to one or more senior officers of the Company any or all of the authority and responsibility of the Committee with respect to options to participants other than participants who are subject to the provisions of Section 16 of the Exchange Act (“Section 16 Participants”). To the extent that the Board has delegated to such other committee or one or more officers the authority and responsibility of the Committee, all references to the Committee herein shall include such other committee or one or more officers.

     The Committee and the Board each shall have authority to grant stock options (“Awards”) to eligible employees of the Company and its present and future subsidiaries under the Plan. Subject to the express provisions of the Plan, the Committee and the Board each shall have authority to establish such rules and regulations as they deem necessary or advisable for the proper administration of the Plan, and, in their discretion, to determine the individuals to whom, and the time or times at which Awards shall be granted, the type of Awards, the exercise periods, limitations on exercise, the number of shares to be subject to each Award and any other terms, limitations, conditions and restrictions on Awards as the Committee or the Board, in its discretion, deems appropriate; provided, however, that the maximum number of shares, subject to adjustment in accordance with the provisions of Section 8, subject to Award that any one Participant (as hereinafter defined in Section 6 hereof) can be granted under the Plan during its term is 150,000. In making such determinations, the Committee and the Board may take into account the nature of the services rendered by the respective employees, their present and potential contributions to the success of the Company or its subsidiaries, and such other factors as the Committee or the Board in its discretion shall deem relevant. Subject to the express provisions of the Plan, the Committee and the Board each shall also have authority to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to it, to determine the terms and provisions of the respective Award agreements (which need not be identical), to waive any conditions or restrictions with respect to any Award and to make all other determinations necessary or advisable for the administration of the Plan. The Committee and Board determinations on the matters referred to in this Section 5 shall be conclusive.

Section 6. Eligibility

     Awards may be granted to officers and other key employees of the Company and of any of its resent and future subsidiaries (“Participants”) under the Plan. A director or an officer of the Company or of a subsidiary who is not also an employee of the Company or of a subsidiary shall not be eligible to receive an Award.

Section 7. Grants of Options

(a)	Grant. Subject to the provisions of the Plan, the Committee and the Board each may grant stock options to Participants in such amounts as they shall determine. The

Committee and the Board each shall have full discretion to determine the terms and conditions (including vesting) of all options. The Committee or Board shall determine whether an option is to be an incentive stock option within the meaning of Section 422 of the Code or a nonstatutory stock option and shall enter into option agreements with Participants accordingly.

(b)	Option Price. The per share option price, as determined by the Committee or Board, shall be an amount not less than 100% of the fair market value of the stock on the date such option is granted (110% in the case of incentive stock options granted pursuant to Section 422(c)(5) of the Code), as such fair market value is determined by such methods or procedures as shall be established from time to time by the Committee or Board (“Fair Market Value”).

(c)	Option Period. The term of each option shall be as determined by the Committee or Board, but in no event shall the term of an incentive stock option exceed a period of ten (10) years from the date of its grant.

(d)	Maximum Per Participant. The aggregate Fair Market Value of the stock for which an incentive stock option is exercisable by a Participant for the first time during any calendar year under the Plan and any other plans of the Company or its subsidiaries may not exceed $100,000. To the extent this limitation is exceeded, such incentive stock option shall automatically be treated as a nonqualified stock option.

(e)	Exercise of Option. The Committee or Board shall prescribe the manner in which a Participant may exercise an option which is not inconsistent with the provisions of this Plan. An option may be exercised, subject to limitations on its exercise and the provisions of subparagraph (g), from time to time, only by (i) providing written notice of intent to exercise the option with respect to a specified number of shares, and (ii) payment in full to the Company of the option price at the time of exercise. Payment of the option price may be made (i) by delivery of cash and/or securities of the Company having a then Fair Market Value equal to the option price, or (ii) by delivery (including by fax) to the Company or its designated agent of an executed irrevocable option exercise form together with irrevocable instructions to a broker-dealer to sell or margin a sufficient portion of the shares and deliver the sale or margin loan proceeds directly to the Company to pay for the option price.

(f)	Transferability of Option. The options are not transferable otherwise than by will or the laws of descent and distribution, and may be exercised during the life of the Participant only by the Participant, except that a Participant may, to the extent allowed by the Committee or Board and in a manner specified by the Committee or Board, (a) designate in writing a beneficiary to exercise the option after the Participant’s death, and (b) transfer any option.

(g)	Termination of Employment. In the event a Participant leaves the employ of the Company and/or its subsidiaries whether voluntarily or by reason of dismissal, disability or retirement, all rights to exercise an option shall terminate immediately unless otherwise determined by the Committee or Board or provided in the option agreement granted to such Participant.

Section 8. Capital Adjustment Provisions

     In the event of any change in the shares of common stock of the Company by reason of a declaration of a stock dividend (other than a stock dividend declared in lieu of an ordinary cash dividend), stock split, reorganization, merger, consolidation, spin-off, recapitalization, split-up, combination or exchange of shares, or otherwise, the aggregate number and class of shares available under this Plan, the number and class of shares subject to the individual Participant limits specified in Section 5, the number and class of shares subject to each outstanding Award, and the exercise price for shares subject to each outstanding option, shall be appropriately adjusted by the Committee or Board, whose determination shall be conclusive.

Section 9. Termination and Amendment of Plan

     The Plan shall terminate on December 10, 2010, unless sooner terminated as hereinafter provided. The Board may at any time terminate the Plan, or amend the Plan as it shall deem advisable including (without limiting the generality of the foregoing) any amendments deemed by the Board to be necessary or advisable to assure the Company’s deduction under Section 162(m) of the Code for all Awards granted under the Plan, to assure conformity of the Plan and any incentive stock options granted thereunder to the requirements of Section 422 of the Code and to assure conformity with any requirements of other state or federal laws or regulations; provided, however, that shareholder approval of any amendment of the Plan shall also be obtained if otherwise required by (i) the Code or any rules promulgated thereunder (in order to allow for incentive stock options to be granted under the Plan or to enable the Company to comply with the provisions of Section 162(m) of the Code) or (ii) the listing requirements of any principal securities exchange or market on which the shares are then traded (in order to maintain the listing or quotation of the shares thereon). No termination or amendment of the Plan may, without the consent of the Participant, adversely affect the rights of such Participant under any Award previously granted. Notwithstanding the foregoing, the authority of the Committee and the Board to administer the Plan, or waive any conditions or restrictions with respect to an option, shall extend beyond the date of the Plan’s termination.

Section 10. Rights of Employees

     Nothing in this Plan or in any Awards shall interfere with or limit in any way the right of the Company and any of its subsidiaries to terminate any Participant’s or employee’s employment at any time, nor confer upon any Participant or employee any right to continue in the employ of the Company or any of its subsidiaries.

Section 11. Rights as a Shareholder

     A Participant shall have no rights as a shareholder with respect to shares covered by any option until the date of issuance of the stock certificate to such Participant and only after such shares are fully paid. No adjustment will be made for dividends or other rights for which the record date is prior to the date such stock is issued.

Section 12. Tax Withholding

     The Company may deduct and withhold from any cash otherwise payable to a Participant such amount as may be required for the purpose of satisfying the Company’s obligation to withhold Federal, state or local taxes in connection with any Award. Further, in the event the amount so withheld is insufficient for such purpose, the Company may require that the Participant pay to the Company upon its demand or otherwise make arrangements satisfactory to the Company for payment of such amount as may be requested by the Company in order to satisfy its obligation to withhold any such taxes.

     A Participant may be permitted to satisfy the Company’s withholding tax requirements by electing to have the Company withhold shares of stock otherwise issuable to the Participant. The election shall be made in writing and shall be made according to such rules and in such form as the Committee or Board may determine.

Section 13. No Fractional Shares

     No fractional shares shall be issued or delivered pursuant to the Plan, and the Committee or the Board shall determine whether cash, other securities or other property shall be paid or transferred in lieu of any fractional shares, or whether such fractional shares or any rights thereto shall be canceled, terminated or otherwise eliminated.

Section 14. Requirements of Law

     The granting of Awards under the Plan and the issuance of shares in connection with an Award shall be subject to all applicable laws, rules and regulations and to such approvals by any governmental agencies or national securities exchanges as may be required. Notwithstanding any other provision of the Plan or any award agreement, the Company shall have no liability to deliver any shares under the Plan or make any payment with respect to any award unless such delivery or payment would comply with all applicable laws and the applicable requirements of any securities exchange or similar entity.

Section 15. Miscellaneous

     The grant of any Award under the Plan may also be subject to other provisions as the Committee or Board determines appropriate, including, without limitation, provisions for (a) one or more means to enable Participants to defer recognition of taxable income relating to Awards, which means may provide for a return to a Participant on amounts deferred as determined by the

Committee or Board; (b) the purchase of stock under options in installments; and (c) compliance with federal or state securities laws and stock exchange or Nasdaq National Market requirements.

Section 16. Agreements

     Awards granted pursuant to the Plan shall be evidenced by written agreements in such form as the Committee or Board shall from time to time adopt.

Section 17. Governing Law

     The Plan and all determinations made and actions taken pursuant thereto shall be governed by and construed in accordance with the internal laws of the State of Wisconsin without reference to conflict of law principles thereof. If any provision of this Plan or any award agreement or any Award, (a) is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction, or as to any person or Award, or (b) would disqualify the Plan, any award agreement or any Award under any law deemed applicable by the Committee or Board, then such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee or Board, materially altering the intent of the Plan, award agreement or Award, such provision shall be stricken as to such jurisdiction, person or Award, and the remainder of the Plan, such award agreement and such Award shall remain in full force and effect.

LaCrosse Footwear, Inc.
2005 ANNUAL MEETING OF SHAREHOLDERS
This Proxy is Solicited on Behalf of the Board of Directors

The undersigned hereby appoints Joseph P. Schneider and David P. Carlson, and each of them, as Proxies with the power of substitution (to act jointly or if only one acts then by that one) and hereby authorizes them to represent and to vote as designated below all of the shares of Common Stock of LaCrosse Footwear, Inc. held of record by the undersigned on March 2, 2005, at the annual meeting of shareholders to be held on May 3, 2005, and any adjournment or postponement thereof.

This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted “FOR” the election of the Board’s nominees and “FOR” approval of Proposals 2 and 3.

LACROSSE FOOTWEAR, INC. 2005 ANNUAL MEETING

1.	ELECTION OF	1 – Richard A. Rosenthal	☐	FOR all nominees listed to			☐	WITHHOLD AUTHORITY
	DIRECTORS:	2 – Stephen F. Loughlin		the left (except as specified below).				to vote for all nominees listed to the left.
Terms expiring at
the 2008 Annual
Meeting

(Instructions: To withhold authority to vote for any indicated
nominee, write the number(s) of the nominee(s) in the box provided to the right.)

2.	TO APPROVE THE PROPOSED AMENDMENT TO THE COMPANY’S
	2001 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN		☐	FOR	☐	AGAINST		☐ ABSTAIN

3.	TO APPROVE THE PROPOSED AMENDMENT TO THE COMPANY’S
	2001 STOCK INCENTIVE PLAN		☐	FOR	☐	AGAINST		☐ ABSTAIN

4.	IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

		Date ______________, 2005	NO. OF SHARES
Check appropriate box
Indicate changes below:

Address Change? ☐		Name Change? ☐

Signature(s) in Box
Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.